                  AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE


         THIS AMENDMENT TO AGREEMENT FOR SALE AND PURCHASE ("Amendment") made and entered into by and between by and among Crownridge Storage Portfolio, LLC and Williams Storage Portfolio III, LLC (individually, a "Seller", and together, "Sellers"), whose address is 2755 Bristol Street, Suite 140, Costa Mesa, California 92626 and U-STORE-IT, L.P., a Delaware limited partnership ("Buyer") whose address is 6745 Engle Road, Suite 300, Cleveland, Ohio 44130, amends the Agreement for Sale and Purchase dated October 3, 2005 between Seller and Buyer ("Agreement"). Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

                                   WITNESSETH:

         WHEREAS, Buyer and Seller have agreed to amend the Purchase Price for the Properties and establish the Closing Date under the Agreement; and

         WHEREAS, in furtherance thereof, Seller and Buyer agree to the following amendments to the Agreement.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

         1. The first paragraph of Section 2 of the Agreement is hereby amended by deleting the same and substituting the following therefore:

         "The aggregate purchase price ("Purchase Price") for the Properties, including the Non-Competition Agreement (as hereinafter defined), shall be One Hundred Sixty Four Million Five Hundred Thousand and 00/100ths Dollars ($164,500,000.00) ("Purchase Price").

         2. If, prior to the expiration of the Inspection Period which is December 2, 2005, Buyer has not terminated the Agreement as provided in Paragraph 4 of the Agreement with respect to third party due diligence matters, then the Earnest Money Deposit shall be non-refundable to Buyer and Buyer hereby authorizes and directs the Escrow Agent to release the Earnest Money Deposit directly to Seller, however, the Earnest Money Deposit and the interest accrued thereon shall be applied against the Purchase Price payable under the Agreement. If Buyer has elected to terminate the Agreement prior to the expiration of the Inspection Period, then the Earnest Money Deposit and all interest accrued thereon shall be returned to Buyer as provided in the Agreement.

         3. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of such counterparts shall constitute one amendment. To facilitate execution of this Amendment, the parties may execute and exchange by electronic or facsimile transmission counterparts of the signature pages.

                                BUYER:

                                U-STORE-IT, L.P.
                                a Delaware limited partnership
                                By:  U-Store-It Trust, its general partner


                                By: /s/ Patricia A. Rocewicky
                                    ----------------------------
                                    Patricia A. Rocewicky
                                    Assistant Vice President/Secretary

                                Date of Execution by Buyer:  November 17, 2005

                                SELLER:

                                CROWNRIDGE STORAGE PORTFOLIO, LLC


                                By: /s/ Dale A. Williams
                                    --------------------------------------------

                                Its: Managing Member
                                    --------------------------------------------


                                WILLIAMS STORAGE PORTFOLIO III, LLC


                                By:  /s/ Dale A. Williams
                                    --------------------------------------------

                                Its:  Managing Member
                                     -------------------------------------------


                                Date of Execution by Seller:  November 17, 2005



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